UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Adit EdTech Acquisition Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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As previously announced, Adit EdTech Acquisition Corp. (“ADEX” or the “Company”) (NYSE: ADEX, ADEXU, ADEXW) adjourned its special meeting of its stockholders on June 30, 2022 (the “Special Meeting”), which will reconvene at 9:00 a.m. Eastern time on July 11, 2023, and will still be held virtually at https://www.cstproxy.com/aditedtech/ext2023.

ADEX will continue to solicit additional proxies on the proposal to extend the date by which it must consummate an initial business combination up to two times at the election of the Company’s board of directors (the “Board”) for an additional three months each time (for a maximum of two three-month extensions) (the “Extension Proposal”), as described in ADEX’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2023 and as supplemented on June 30, 2023 (the “Proxy Statement”), and on the proposal to remove the prohibition on the Company consummating an initial business combination or effecting a redemption or repurchase of its public shares in connection with an approved initial business combination, a tender offer and certain amendments to the Company’s Amended and Restated Certificate of Incorporation, as amended, if, upon approval of any such initial business combination, tender offer, or amendment, the Company does not have net tangible assets in excess of $5 million (the “NTA Proposal”). The sole items to be considered at the reconvened Special Meeting are expected to be the Extension Proposal and the NTA Proposal.

Sponsor Contribution

If the Extension Proposal is approved, the Company plans to cause up to six monthly payments to be deposited, on a month-to-month basis for so as long as the Company has not consummated its previously announced merger with Griid Holdco LLC (“GRIID”) or any other business combination or liquidated, into in the Company’s trust account established in connection with its initial public offering (the “Trust Account”) the lesser of (x) $60,000 or (y) $0.03 per share multiplied by the number of public shares of the Company that are not redeemed in connection with the Special Meeting (each such deposit, a “Contribution”). Each Contribution is expected to be made on or about the fourteenth day of each month of the extension, commencing July 14, 2023. If the Company extends the time to complete a business combination to January 14, 2024, the aggregate amount of contributions expected to be made by the Company would consist of up to the lesser of (i) $360,000 or (ii) $0.18 per public share that is not redeemed in connection with the Special Meeting. GRIID or one of more of its affiliates, members or third party designees intends to lend the Company the remaining Contribution, which may be in the form of an unsecured promissory note up to the amount of the maximum aggregate Contributions.

Trust Account Investments

As disclosed in the Proxy Statement, in January 2023, the Company instructed Continental Stock Transfer & Trust Company, the trustee with respect to the Trust Account, to liquidate the U.S. government treasury obligations and money market funds held in the Trust Account and to hold all funds in the Trust Account in cash in an interest-bearing demand deposit account until the earlier of consummation of the Company’s initial business combination or liquidation.

The Inflation Reduction Act of 2022, signed into law on August 16, 2022, introduced a new excise tax on repurchases of stock after December 31, 2022 by domestic corporations whose stock is traded on an established securities market. The U.S. Department of the Treasury and the Internal Revenue Services (the “IRS”) have issued initial guidance on which taxpayers may rely on until proposed regulations are published. The new excise tax is imposed on the repurchasing corporation, not the stockholders whose stock is repurchased.

The tax is imposed at a rate of 1% of the fair market value of the stock repurchased during the corporation’s taxable year, reduced by the fair market value of stock issued during the taxable year and any repurchased stock that is statutorily excepted from the excise tax. Because the Company is a Delaware corporation and its common stock is listed on the NYSE American LLC, repurchases of the Company’s common stock for cash will be subject to this 1% excise tax, subject to the amount of common stock the Company may issue. The excise tax will be imposed for any taxable year only if the amount of common stock repurchased (without regard to the value of stock issued during the year or excepted from the excise tax) exceeds $1 million.

Accordingly, the Company’s redemptions in connection with the Extension Proposal, if it is approved, may result in the imposition of the excise tax. Whether and to what extent the Company will be subject to the excise tax on a redemption of the Company’s common stock will depend on a number of factors, including whether the Company will issue any common stock during its current taxable year. Under the initial guidance, the due date for payment of the excise tax for the current taxable year is April 30, 2024.

The Company confirms that funds in the Trust Account, including the interest earned thereon, shall not be used to pay for any excise tax that may be levied on the Company in connection with any redemptions of its public shares.

Additional Information and Where to Find It

ADEX has filed the Proxy Statement with the SEC and has mailed the Proxy Statement to its stockholders of record as of May 30, 2023. Stockholders are advised to read the Proxy Statement and any amendments or supplements thereto, because these documents contain important information about the Special Meeting. Stockholders who have questions or need assistance in connection with the Special Meeting are encouraged to contact ADEX’s proxy solicitor, Okapi Partners LLC, by calling (877) 259-6290 (banks and brokers can call collect at (212) 297-0720), or by emailing info@okapipartners.com.

This communication is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed business combination transaction between ADEX and GRIID and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of GRIID, the combined company or ADEX, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. ADEX has filed a Registration Statement on Form S-4, as amended from time to time, containing a proxy statement/prospectus with the SEC. The definitive proxy statement/prospectus will be sent to all ADEX stockholders. Before making any voting decision, investors and security holders of ADEX are urged to read the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. Investors and security holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by ADEX through the website maintained by the SEC at www.sec.gov.

Participants in Solicitation

GRIID, ADEX and their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding ADEX’s directors and executive officers is available in ADEX’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 28, 2023. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Forward Looking Statements

This supplement includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would” or by variations of such words or by similar expressions. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. Readers are cautioned not to rely too heavily on the forward-looking statements contained in this supplement. These forward looking statements speak only as of the date of this supplement. Except as required by law, the Company does not undertake any obligation, and specifically declines any obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.